Exhibit 10.4.2

AMENDMENT NO. 3

TO THE

SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

BY AND BETWEEN

BROOKLINE BANK

AND

CHARLES H. PECK

THIS AMENDMENT NO. 3 (this “Amendment”) to the Supplemental Retirement Income Agreement (the “Agreement”) by and between Brookline Bank (the “Bank”) and Charles H. Peck (the “Executive”) is made and entered into effective as of December 31, 2004.

RECITALS:

WHEREAS, the Agreement was originally effective as of February 28, 1995 and was subsequently amended in 1998 (the “1998 Amendment”) and in 2007 (the “2007 Amendment”);

WHEREAS, Brookline Bank, as successor to Brookline Savings Bank, desires to freeze the Agreement as of December 31, 2004 to ensure that the Agreement is exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Internal Revenue Service Notice 2005-1 (the “Notice”) provides that if a benefit was earned and vested as of December 31, 2004 and there has not been a material modification to the Agreement after October 3, 2004 then the benefit will be “grandfathered” and therefore not subject to Section 409A of the Code;

WHEREAS, the Notice provides that the reduction of an existing benefit is not a material modification and that amending an agreement to stop future accruals is not a material modification;

WHEREAS, the 1998 Amendment was not a material modification since it was adopted prior to October 4, 2004;

WHEREAS, the 2007 Amendment was not a material modification since it reduced the benefits under the Agreement by (i) eliminating the early retirement and disability provisions, and (ii) changed the definition of Average Compensation (as such term is defined in the Agreement) in order to decrease the amount of the benefit payable under the Agreement; and

WHEREAS, pursuant to Section 11 of the Agreement, the Bank and the Executive by mutual agreement may amend the Agreement from time to time;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Board of Directors of the Bank and the Executive hereby amend the Agreement as follows:

Section 1. References to Brookline Savings Bank.  All references to Brookline Savings Bank in the Agreement are hereby changed to Brookline Bank.

Section 2. Amendment to Section 1 of the Agreement.  The definition of Average Compensation in Section 1 of the Agreement is hereby amended to add the following immediately after such section to read as follows:

“Freezing of the Agreement.  Notwithstanding any provision in this Agreement to the contrary, no compensation earned after December 31, 2004 will be used to determine the Executive’s Average Compensation or Normal Retirement Benefit.”

Section 3. Amendment to Section 1 of the Agreement.  The definition of Normal Retirement Benefit in Section 1 of the Agreement is hereby amended to add the following immediately after such section to read as follows:

 “Notwithstanding any provision in this Agreement to the contrary, Normal Retirement Benefit shall equal the lesser of (i) the present value as of December 31, 2004 of the amount to which the Executive would have been entitled under the Agreement if the Executive had elected to Retire on such date and had received a full payment of such amount on January 1, 2005, including any earnings that are permissible under Section 409A of the Code, or (ii) $1,370,469 (the “Grandfathered Benefit”).  The lump sum present value of the Grandfathered Benefit as of December 31, 2004 equals the amount shown in Appendix A to this Amendment.”

Section 4. No Further Modification.  Except as expressly amended hereby, the Agreement remains unmodified and in full force and effect.

Section 5. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of laws principles.

Section 6. Effectiveness.  The Amendment shall be deemed to be retroactively effective as of December 31, 2004.

IN WITNESS WHEREOF, Brookline Bank and Brookline Bancorp, Inc. have caused this Amendment No. 3 to the Agreement to be executed by its duly authorized officer and the Executive has signed this Amendment No. 3 on the 18th day of December, 2008.

BROOKLINE BANK

By: /s/ Richard P. Chapman, Jr.
Richard P. Chapman, Jr.
Chairman and Chief Executive Officer

BROOKLINE BANCORP, INC.

By: /s/ Richard P. Chapman, Jr.
Richard P. Chapman, Jr.
Chairman and Chief Executive Officer

EXECUTIVE

/s/ Charles H. Peck
Charles H. Peck
President, Brookline Bank

Appendix A

The lump sum present value of the Grandfathered Benefit as of December 31, 2004 equals $1,041,142.